EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Date:            December 30, 2004

Contact:         Rick Fox, Inland Communications, Inc.
                  (630) 218-8000 Ext. 4896 or rfox@inlandgroup.com

INLAND WESTERN INVESTS IN SOUTHLAKE

 Oak Brook, Ill. - Inland Western Retail Real Estate Trust, Inc. has joined Cooper and Stebbins, L.P. as a major investor in Southlake Town Square, a mixed-use downtown-styled development located in Southlake, Texas.

Southlake Town Square has become a true community-gathering place due to its collection of parks, governmental uses, retail stores, offices and restaurants.  The project's planning and architecture quotes heavily from successful small towns all across America.  Originally opening in March 1999 and progressively added to every year since, Southlake Town Square currently includes over 450,000 square feet of leasable improvements in addition to the Post Office and the Town Hall, which houses both City and County offices as well as the library.  Centrally located public parks incorporate a large public fountain and bandshell pavilion.  Future phases include a Brownstone residential neighborhood (currently under construction, with the first phase scheduled for completion in December 2005) and the Grand Avenue District, a collection of complementary retail and restaurant uses as well as a movie theater, bookstore, hotel, and office district.   The Grand Avenue District will commence construction early next year and open in April 2006.

"We're truly excited to be part of this project. It's one of the most well conceived projects in the country and it has amazing prospects for future growth based upon its already well established track record of successful results," said Matt Tice, who negotiated the transaction for Inland.

Existing retail tenants at Southlake Town Square include Crate & Barrel, William Sonoma, Pottery Barn, The Container Store, Eddie Bauer, Ann Taylor, Bombay, American Eagle, Banana Republic, Gap and Gap Kids, Chico's, Ann Taylor, Harold's, Victoria's Secret and Talbot's.  The soon to be added Grand Avenue District will build upon this already strong line-up.

"We have lived and breathed Southlake Town Square for the past ten years" said Brian Stebbins, CEO of Cooper & Stebbins.  "Inland truly understands and appreciates what we have created and will be an integral and positive part of the environment's ongoing evolution.  Their reputation is without match."

Inland Western is part of The Inland Real Estate Group of Companies, Inc. (www.inlandgroup.com), which comprises independent real estate investment and finance companies doing business nationwide. With more than 30 years of experience focusing on acquisition, auctions, commercial real estate brokerage, investments, property management, land development and mortgage lending, Inland is one of the nation's largest commercial real estate companies. Inland's national headquarters is in Oak Brook, Ill.

This press release may contain forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should" and "could." The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and the Federal Private Securities Litigation Reform Act of 1995, and we include this statement for the purpose of complying with such safe harbor provisions. There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements and include, but are not limited to, the effects of future events on financial performance, changes in general economic conditions, adverse changes in real estate markets and the level and volatility of interest rates. For a more complete discussion of these risks and uncertainties, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2003. Inland Western Retail Real Estate Trust, Inc. disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.